UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2016

CARE CAPITAL PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Securityholders.

On May 10, 2016, Care Capital Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. At the Annual Meeting, a total of 78,766,579 shares of Company common stock, or 93.83% of the shares outstanding and entitled to vote, were represented by proxy or in person.  Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on March 31, 2016:

1.         The election of seven directors to terms expiring at the 2017 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Douglas Crocker II	71,725,248	401,725	33,529	6,606,077
John S. Gates, Jr.	71,192,989	934,873	32,640	6,606,077
Ronald G. Geary	71,729,713	399,194	31,595	6,606,077
Raymond J. Lewis	71,731,872	395,642	32,988	6,606,077
Jeffrey A. Malehorn	70,675,390	1,453,131	31,981	6,606,077
Dale A. Reiss	70,282,528	1,846,394	31,580	6,606,077
John L. Workman	70,676,073	1,452,911	31,518	6,606,077

2.         The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

For	Against	Abstain	Broker Non-Votes
78,665,628	57,976	42,975	--

Item 8.01.      Other Events.

On May 10, 2016, the Company announced that its Board of Directors declared a regular quarterly dividend of $0.57 per share, payable in cash on June 30, 2016 to stockholders of record on June 10, 2016.

Item 9.01.      Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

       Not applicable.

(b)  Pro Forma Financial Information.

       Not applicable.

(c)  Shell Company Transactions.

       Not applicable.

(d)  Exhibits:

Exhibit Number	Description
99.1	Press release issued by the Company on May 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date:	May 11, 2016	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on May 10, 2016.

5